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                                                                     EXHIBIT 99

FOR IMMEDIATE RELEASE       Contact:          Sanford M. Kimmel
---------------------                         Senior Vice President, Treasurer
                                              and Chief Financial Officer
                                              (908) 906-8100

                       PXRE ANNOUNCES CONSENT SOLICITATION

                              AND PROPOSED OFFERING

EDISON, New Jersey (January 20, 1997) -- PXRE Corporation (NYSE: PXT) today announced the commencement of a consent solicitation with respect to its 9 3/4% Senior Notes due 2003. The Company intends to effect certain proposed amendments to the indenture for the Senior Notes to permit a private placement offering in the near future of $100 million of subordinated debentures and related capital securities. The capital securities will be issued by a trust subsidiary to be formed for such purpose.

         The securities covered by the private placement have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Act and applicable state securities laws.

         PXRE provides reinsurance products and services to a national and international marketplace, with principal emphasis on commercial and personal property risks.



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